FILED C60038-80
                                                                      ----------
                                                                   SEP 07 2000

                                  VSOURCE, INC.

                        Amended Certificate of Designation

     Robert  C.  McShirley  and  Sandford  T.  Waddell,  certify  that:



     A. They are the duly elected and acting President and Secretary, respectively, of Vsource, Inc., a Nevada corporation (the "Company");

     B. The following resolution, which sets forth the rights, preferences, privileges and restrictions of the Series 1-A Convertible Preferred Stock of the Company, was duly adopted by the Board by unanimous written consent dated as of August 28, 2000:
                                      ---------

     C. Approval by holders of a majority of the outstanding shares of the Series 1-A Preferred Stock, as required by Sections 8 and 9 of the Certification of Designation creating the Series 1-A Preferrd Stock And by Section 78.1955(3) of the Nevada General Corporation Law, has been obtained.

      D. That Subparagraphs 4.a and 4.b of the Series 1-A Certificate of Designation, filed on February 22, 2000, are hereby amended to read in their entirety as follows and except as hereby amended, all other provisions of the Series 1-A Certificate of Designation shall remain in full force and effect in accordance with their terms:

               4. Liquidation Preference.
                 -----------------------

                    a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of the Series 1-A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share they hold equal to the sum of: (A) the price $2.50 originally paid for such outstanding share of Series 1-A Preferred Stock (the "Original Issue Price") and (B) an amount equal to declared but unpaid dividends on such share, if any, but only to the extent of the Company's retained earnings. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 1-A Preferred Stock and the Series 2-A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount each such holder is entitled to receive, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders and the holders of the Series 1-A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                    b. After payment to the holders of the Series 1-A Preferred Stock and the Series 2-A Preferred Stock of the amounts to which they are entitled to be paid prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series 1-A Preferred Stock and the Series 2-A Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series 1-A Preferred Stock pursuant to Paragraph 7 below and of all such Series 2-A Preferred Stock pursuant to Paragraph 7 of the Certificate of Designation creating the Series 2-A Preferred Stock ).

     IN WITNESS WHEREOF Vsource, Inc. has caused this certificate to be executed by Robert C. McShirley, its President and Sandford T. Waddell, its Secretary, on the date set forth below.


Dated:  August 28,  2000
        ---------

                                            /s/ Robert  C.  McShirley
                                            -----------------------------------
                                            Robert  C.  McShirley,  President


                                            /s/ Sandford  T.  Waddell
                                            -----------------------------------
                                            Sandford  T.  Waddell,  Secretary




STATE  OF        California      )
            ---------------------
                                 )  ss:
COUNTY  OF        Ventura        )
            ---------------------

     On  August  28,  2000  personally  appeared  before  me,  a  Notary Public,
         -----------------
Robert  C.  McShirley  and  Sandford  T. Waddell,  who  acknowledged  that  they
---------------------       --------------------
executed  the  above  instrument.


                                                  /s/ Carlene Ackley
(SEAL)                                            ------------------
                                                  Notary  Public

     Robert  C.  McShirley  and  Sandford  T.  Waddell,  certify  that:



          A.   They are the duly  elected and acting  President  and  Secretary,
               respectively,   of  Vsource,  Inc.,  a  Nevada  corporation  (the
               "Company");

          B. The following resolution, which sets forth the rights, preferences, privileges and restrictions of the Series 2-A Convertible Preferred Stock of the Company determined by the Board of Directors of the Company in accordance with the authorization contained in the Company's Articles of Incorporation, as amended, was duly adopted by the Board by unanimous written consent dated as of July 27, 2000:

     IN WITNESS WHEREOF Vsource, Inc. has caused this certificate to be executed by Robert C. McShirley, its President and Sandford T. Waddell, its Secretary, on the date set forth below.




----------------------------------OPTIONAL--------------------------------------

   Though the information below is not required by law, it may prove valuable to persons relying on th document and could prevent fraudulent removal and reattachment of this form to another document.

Description  of  Attached  Document
Title  or  Type  of  Document:  Certificate  of  Designation
                                ----------------------------

Document  Date:  07-22-2000
                 ----------

Signer(s)  Other  Than  Named  Above:  None
                                       ----